                                                     Registration No. 333-69457

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              QUALCOMM INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                               95-3685934
   (State or other jurisdiction          (I.R.S. employer identification no.)
 of incorporation or organization)

                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
                 -----------------------------------------------
                    (Address of principal executive offices)

                           QUALCOMM INCORPORATED 1991
                          EMPLOYEE STOCK PURCHASE PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                IRWIN MARK JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              QUALCOMM INCORPORATED
                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
                 -----------------------------------------------
           (Name, Address, and Telephone Number of Agent For Service)


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                            DEREGISTRATION OF SHARES

Effective as of February 27, 2001, the Registrant adopted the QUALCOMM Incorporated 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan"), which is intended to replace its 1991 QUALCOMM Incorporated Employee Stock Purchase Plan (the "1991 Purchase Plan"). Accordingly, after July 1, 2001 no future purchase rights will be granted pursuant to the 1991 Purchase Plan. This Post-Effective Amendment No. 1 to the Registrant's Registration Statements on Form S-8 listed below (collectively the "Registration Statements") is filed to deregister 11,000,000 shares previously registered that remain available for future grant under the Registrant's 1991 Purchase Plan. The 11,000,000 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Purchase Plan, and the associated registration fee paid by the Registrant to register shares issuable under its 1991 Purchase Plan on the Registration Statements will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2001 Purchase Plan. Please note, however, that 1,525,701 shares remain either subject to outstanding purchase rights previously granted under the Registrant's 1991 Purchase Plan or as the share reserve of the Registrant's 1991 Purchase Plan. Accordingly, the Registration Statements will remain in effect to cover the 1,525,701 shares remaining in the Registrant's 1991 Purchase Plan.

        1.     Registration Statement No. 33-45083 filed January 16, 1992;

        2.     Registration Statement No. 33-78150 filed April 26, 1994;

        3.     Registration Statement No. 33-78158 filed April 26, 1994;

        4.     Registration Statement No. 333-2752 filed March 25, 1996;

        5.     Registration Statement No. 333-2754 filed March 25, 1996;

        6.     Registration Statement No. 333-2756 filed March 25, 1996;

        7.     Registration Statement No. 333-32013 filed July 24, 1997; and

        8.     Registration Statement No. 333-69457 filed December 22, 1998.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the May 7, 2001.


                              QUALCOMM INCORPORATED



                               By: /s/ IRWIN MARK JACOBS
                                  ------------------------------------------
                                  Irwin Mark Jacobs, Chairman of the Board
                                  and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated.

             Signature                            Title                        Date
             ---------                            -----                        ----

/s/ IRWIN MARK JACOBS                 Chairman of the Board, Chief          May 7, 2001
---------------------------------     Executive Officer and Director        -----------
Irwin Mark Jacobs                     (Principal Executive Officer)


/s/ ANTHONY S. THORNLEY               Executive Vice President and          May 7, 2001
---------------------------------     Chief Financial Officer               -----------
Anthony S. Thornley                   (Principal Financial and
                                      Accounting Officer)


/s/ RICHARD C. ATKINSON               Director                              May 7, 2001
---------------------------------                                           -----------
Richard C. Atkinson

                                      Director
---------------------------------                                           -----------
Adelia A. Coffman


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


                                      Director
---------------------------------                                           -----------
Diana Lady Dougan

                                      Director
---------------------------------                                           -----------
Neil Kadisha

/s/ ROBERT E. KAHN                    Director                              May 7, 2001
---------------------------------                                           -----------
Robert E. Kahn

/s/ JEROME S. KATZIN                  Director                              May 7, 2001
---------------------------------                                           -----------
Jerome S. Katzin

/s/ DUANE A. NELLES                   Director                              May 7, 2001
---------------------------------                                           -----------
Duane A. Nelles

                                      Director
---------------------------------                                           -----------
Peter M. Sacerdote

/s/ FRANK SAVAGE                      Director                              May 7, 2001
---------------------------------                                           -----------
Frank Savage

/s/ BRENT SCOWCROFT                   Director                              May 7, 2001
---------------------------------                                           -----------
Brent Scowcroft

/s/ MARC I. STERN                     Director                              May 7, 2001
---------------------------------                                           -----------
Marc I. Stern

/s/ RICHARD SULPIZIO                  Director                              May 7, 2001
---------------------------------                                           -----------
Richard Sulpizio

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